UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2026

ENHANCED GROUP INC.
(Exact name of registrant as specified in its charter)

Texas	001-42769	42-2394886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

169 Madison Ave, Suite 15101 New York, NY	10016
(Address of principal executive offices)	(Zip Code)
N/A
(Registrant’s telephone number, including area code)

A Paradise Acquisition Corp. The Sun’s Group Center 29th Floor, 200 Gloucester Road Wan Chai Hong Kong (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ENHA	The New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE
Domestication and Merger
As previously announced, on November 26, 2025, Enhanced Group Inc., a Texas corporation (f/k/a A Paradise Acquisition Corp., a blank check company incorporated in the British Virgin Islands as a business company with limited liability) (“A Paradise” and after the Domestication (as defined below), “Enhanced Group” or the “Company”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with A Paradise Merger Sub I, Inc., a Cayman Islands exempted company and a direct wholly owned subsidiary of A Paradise (“Merger Sub”), and Enhanced Ltd, a Cayman Islands exempted company with limited liability (“Enhanced”).
On May 6, 2026, as contemplated by the Business Combination Agreement and as described in the section titled “Domestication Proposal” beginning on page 245 of the final prospectus and definitive proxy statement, dated April 10, 2026 (the “Proxy Statement/Prospectus”) filed with the U.S. Securities and Exchange Commission (the “SEC”), in accordance with the Company’s Plan of Conversion adopted in accordance with Section 10.102(a) of the Texas Business Organizations Code (the “TBOC”) (included as Exhibit 2.2 to the Proxy Statement/Prospectus), A Paradise filed an application to discontinue as a business company with the BVI Registrar of Corporate Affairs, together with the necessary accompanying documents, and filed a certificate of formation (included as Exhibit 3.3 to the Proxy Statement/Prospectus, the “Certificate of Formation”) and a certificate of conversion of a foreign entity converting to a Texas filing entity with the Secretary of State of the State of Texas (included as Exhibit 3.4 to the Proxy Statement/Prospectus, the “Certificate of Domestication”), under which A Paradise domesticated and continued as a Texas corporation (the “Domestication”). Immediately before the effective time of the Domestication, each then-issued and outstanding Class B ordinary share of A Paradise (“A Paradise Class B ordinary share”) converted, on a one-for-one basis, into one Class A ordinary share of A Paradise, each converted share being a “Converted A Paradise Class A ordinary share.” At the effective time of the Domestication, by virtue of the Domestication, and without any action on the part of any A Paradise shareholder as of and immediately prior to the time at which the Second Merger (as defined below) became effective, (1) each then-issued and outstanding Class A ordinary share of A Paradise, including the Converted A Paradise Class A ordinary share (“A Paradise Class A ordinary share”) converted automatically, on a one-for-one basis, into a share of Class A common stock, par value of $0.0001 per share, of Enhanced Group (the “Enhanced Group Class A common stock”), (2) A Paradise authorized the Class B common stock, par value of $0.0001 per share, of Enhanced Group (“Enhanced Group Class B common stock”), the terms of which, among other things, provide that each share of Enhanced Group Class B common stock carries ten votes, (3) each then-issued and outstanding unit of A Paradise (“A Paradise Unit”) converted automatically into one unit of Enhanced Group (“Enhanced Group Unit”) representing one share of Enhanced Group Class A common stock and a right of Enhanced Group, representing a right to receive one-eighth of one share of Enhanced Group Class A common stock (each, an “Enhanced Group Right”), and (4) at the First Effective Time (as defined in the Proxy Statement/Prospectus), each then-issued and outstanding Enhanced Group Unit was separated into one share of Enhanced Group Class A common stock and one Enhanced Group Right, which converted into one-eighth of one share of Enhanced Group Class A common stock.
On May 7, 2026, as contemplated by the Business Combination Agreement and as described in the section titled “The BCA Proposal” beginning on page 180 of the Proxy Statement/Prospectus, the Company, Enhanced and Merger Sub consummated the business combination contemplated by the Business Combination Agreement, whereby:
•Merger Sub merged with and into Enhanced (the “First Merger”), with Enhanced surviving the merger as a wholly owned subsidiary of the Company;
•upon the consummation of the First Merger, each issued and outstanding Enhanced common share (other than treasury shares and dissenting shares but including Enhanced common shares issuable in respect of the Private Placement Investment, as defined in the Proxy Statement/Prospectus and described below) automatically converted into the right to receive a number of shares of Enhanced Group Class A common stock equal to the Exchange Ratio (as defined in the Proxy Statement/Prospectus);

•Enhanced, as the surviving company from the First Merger, merged with and into A Paradise (the “Second Merger” and, together with the Domestication, the First Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with the Company surviving the Second Merger;
•in addition, at the First Effective Time, (i) each Enhanced Option (as defined in the Proxy Statement/Prospectus) outstanding as of immediately prior to the First Effective Time was converted into an option to acquire shares of Enhanced Group Class A common stock (“Enhanced Group Option”) on substantially the same terms, including with respect to vesting, exercisability and termination-related provisions, except that the number of shares of Enhanced Group Class A common stock equaled the number of Enhanced common shares subject to such option multiplied by the Exchange Ratio, rounded down to the nearest whole share, and the per-share exercise price equaled the prior exercise price divided by the Exchange Ratio, rounded up to the nearest full cent; (ii) each Enhanced Top-Up Award (as defined in the Proxy Statement/Prospectus) outstanding as of immediately prior to the First Effective Time was converted into the right to receive shares of Enhanced Group Class A common stock (“Enhanced Group Top-Up Award”) subject to substantially the same terms and conditions as were applicable to such award immediately prior to the First Effective Time; (iii) each Enhanced Consultant Warrant (as defined in the Proxy Statement/Prospectus) outstanding as of immediately prior to the First Effective Time was converted into a warrant to acquire shares of Enhanced Group Class A common stock (“Enhanced Group Consultant Warrant”) upon substantially the same terms and conditions as were in effect with respect to such warrant immediately prior to the First Effective Time, including with respect to vesting, exercisability and termination-related provisions, except that the number of shares equaled the number of Enhanced common shares subject to such warrant multiplied by the Exchange Ratio, rounded down to the nearest whole share, and the per-share exercise price equaled the prior exercise price divided by the Exchange Ratio, rounded up to the nearest full cent.
In connection with the consummation of the Business Combination, the Company (a) issued or assumed equity instruments comprising an aggregate of 136,230,491 shares of Enhanced Group Class A common stock, consisting of the sum of (i) 10,230,297 shares of Enhanced Group Class A common stock issued to holders of A Paradise Class A ordinary shares, A Paradise Units and A Paradise Rights (as defined in the Proxy Statement/Prospectus) in connection with the Domestication and the Mergers; (ii) 112,000,156 shares of Enhanced Group Class A common stock issued to holders of Enhanced common shares as stock consideration in the Mergers (including shares issued in respect of the conversion of the SAFEs from the Private Placement Investment, both as defined in the Proxy Statement/Prospectus and described below); and (iii) assumed the Enhanced Group Options, Enhanced Group Top-Up Awards and Enhanced Group Consultant Warrants that collectively are exercisable for 11,999,958 shares of Enhanced Group Class A common stock; and (b) issued 258,837,933 shares of Enhanced Group Class B common stock, all of which Enhanced Group Class B common stock was issued to Enhanced Holdings LP. In addition, immediately after consummation of the Business Combination, the Company issued SAFE Warrants exercisable for up to 2,000,080 shares of Enhanced Group Class A common stock upon exercise thereof.
The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.
Private Placement Investment
As previously announced, on November 26, 2025, Enhanced entered into an equity private placement transaction pursuant to which it issued SAFEs (as defined in the Proxy Statement/Prospectus) to certain investors in an aggregate amount of $40,002,054. Upon consummation of the Business Combination, all outstanding SAFEs issued by Enhanced automatically converted, immediately prior to the closing of the Business Combination, into Enhanced common shares, which were then exchanged alongside the other Enhanced common shares for shares of Enhanced Group Class A common stock. The number of Enhanced common shares issued upon conversion and converted into shares of Enhanced Group Class A common stock was determined by dividing each SAFE investor’s purchase amount by Enhanced Group’s post-money valuation cap of $1.2 billion, multiplied by the fully diluted capitalization of Enhanced immediately prior to the Business Combination. As a result, the SAFE holders collectively received a number of shares of Enhanced Group Class A common stock representing their pro rata ownership percentage in the Company on a fully diluted basis, equal to 4,000,182 shares of Enhanced Group Class A common stock in the aggregate. Immediately following the closing of the Business Combination, the Company also issued to the SAFE investors warrants equal to fifty percent (50%) of the number of shares of Enhanced Group Class A common stock received upon conversion, each exercisable for one share of Enhanced Group Class A common stock at a per-share price equal to the conversion price determined under the SAFE, which is $10 per share. Up to 2,000,080 shares of Enhanced Group Class A common stock are issuable upon exercise of the SAFE Warrants. The automatic conversion increased the Company’s total outstanding common equity and contributed to dilution of existing shareholders’ ownership interests.

In addition, as previously announced, on March 18, 2026, in order to access additional capital prior to the Enhanced Games, Enhanced entered into a working capital note with Apeiron Investment Group Limited (“Apeiron”) for a line of credit commitment up to $20.0 million (the “Working Capital Note”). The terms of the Working Capital Note provided for an applicable interest rate of 5.0% per annum and a maturity date of September 18, 2027. The Working Capital Note also provided for mandatory prepayment of amounts outstanding under the Working Capital Note upon Closing if (a) the Business Combination was consummated and (b) after A Paradise shareholder redemptions and the payment of transaction expenses, the amount remaining in the Trust Account exceeded $20.0 million; provided that such mandatory prepayment would in no event exceed the amount by which such funds that remain in the Trust Account exceed $20.0 million. The Working Capital Note also provides that, in consideration for the commitment thereunder, the lock-up restrictions applicable to Apeiron and its affiliates under the Transaction Support Agreement (as defined in the Proxy Statement/Prospectus) would, in the event Apeiron or its applicable affiliates entered into any pledge, hedge, swap or other arrangement that transfers to another, or disposes of (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)), any of the interests (including economic consequences of ownership) with respect to any shares of Enhanced Group, cease to apply to such shares.
Redemption
In connection with the Extraordinary General Meeting held on May 1, 2026, holders of 19,611,370 shares of A Paradise Class A ordinary shares sold in A Paradise’s initial public offering (the “Initial Shares”) properly exercised their right to have such shares redeemed for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account (as defined in the Proxy Statement/Prospectus) holding the proceeds from A Paradise’s initial public offering (excluding any amounts then on deposit in the Trust Account that were allocable on a pro rata basis to the A Paradise private shares), calculated as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), but excluding any interest earned on the funds held in the Trust Account that were allocable on a pro rata basis to the A Paradise private shares, which was approximately $10.28 per share, or approximately $201,687,424.50 in the aggregate (the “Redemption”). The remaining balance immediately prior to the Closing of approximately $3,996,752.11 remained in the Trust Account.
Item 1.01    Entry into a Material Definitive Agreement
Registration Rights Agreement
On May 7, 2026, in connection with the completion of the Transactions and as contemplated by the Business Combination Agreement, Enhanced Group, the Sponsor, Apeiron and CCM (as defined in the Proxy Statement/Prospectus) entered into that certain registration rights agreement (the “Registration Rights Agreement”) in substitution for the Original Registration Rights Agreement (as defined in the Proxy Statement/Prospectus), which Original Registration Rights Agreement was terminated. The material terms of the Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 196 titled “The BCA Proposal-Related Agreements-Registration Rights Agreement.” Such description is qualified in its entirety by the text of the

Registration Rights Agreement, which is included as Exhibit 10.1 to this Report and is incorporated herein by reference.
Indemnification Agreements
On May 7, 2026, in connection with the completion of the Transactions, Enhanced Group entered into indemnification agreements with its directors, executive officers and with certain other advisors and officers (including officers of its subsidiaries). Each indemnification agreement provides for indemnification by Enhanced Group, to the fullest extent permitted by law, of certain liabilities arising out of the indemnitee’s association with Enhanced Group or another entity where he or she acts or acted as a director or officer or in a similar capacity at Enhanced Group’s request, if the indemnitee acted honestly and in good faith with a view to the best interests of Enhanced Group or other entity, as the case may be and, with respect to a criminal or administrative action or proceeding that is enforced by monetary penalty, if the indemnitee had no reasonable grounds to believe that his or her conduct was unlawful. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.
Insider Letter Amendment
On May 7, 2026, in connection with the completion of the Transactions and as contemplated by the Business Combination Agreement, A Paradise entered into certain amendments to that certain letter agreement, dated as of July 29, 2025, by and among the Sponsor, A Paradise and CCM (the “Insider Letter Amendment”), which, among other things, extended the lock-up period therein (subject to certain customary exceptions) with respect to the Sponsor’s equity securities for a period of 12 months following the Closing Date, subject to customary exceptions, and price-based releases pursuant to which, if the last reported sale price of the Enhanced Group Class A common stock equals or exceeds $20.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading-day period commencing after May 24, 2026, Enhanced Group has the right (but not the obligation) to release the Sponsor and cause the Sponsor to be released from its lock-up obligations; provided that each such release shall be on terms reasonably satisfactory to Enhanced Group. The lock-up restrictions set forth in the Insider Letter Amendment are in addition to, and are not to be limited by, the lock-up provisions set forth in the Sponsor Equity Agreement (attached to the Proxy Statement/Prospectus as Annex T). The foregoing description of the Insider Letter Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Insider Letter Amendment, which is included as Exhibit 10.16 to this Report and is incorporated herein by reference.
Item 2.01    Completion of Acquisition or Disposition of Assets.
The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.
As previously reported, at the Extraordinary General Meeting, A Paradise’s shareholders approved the Business Combination. On May 7, 2026, the parties to the Business Combination Agreement completed the Business Combination.
Holders of 19,611,370 Class A ordinary shares of A Paradise exercised their right to redeem such shares for cash at a price of approximately $10.28 per share for aggregate payments of approximately $201,687,424.50, resulting in $3,996,752.11 from the Trust Account being available to the Company following the Closing, before expenses.
Immediately after giving effect to the completion of the Business Combination, there were outstanding:
•122,230,453 shares of Class A common stock;
•258,837,933 shares of Class B common stock;

•10,656,222 Enhanced Options;
•526,731 Enhanced Top-Up Awards;
•2,000,080 SAFE Warrants, each of which is exercisable for one share of Class A common stock; and
•817,005 Consultant Warrants, each of which is exercisable for one share of Class A common stock.
The material terms and conditions of the Business Combination Agreement are described in the Proxy Statement/Prospectus in the section titled “The BCA Proposal” beginning on page 180, which is incorporated herein by reference.

FORM 10 INFORMATION
Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant was filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.
Cautionary Note Regarding Forward-Looking Statements
This Report only speaks as of the date hereof and may contain “forward-looking statements” within the meaning of U.S. federal securities laws. These statements include descriptions regarding the intent, belief, estimates, assumptions or current expectations of the Company or its respective officers with respect to the consolidated results of operations and financial condition, future events and plans of the Company. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan”, “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could”, or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs, estimates and projections, and various assumptions, many of which are inherently uncertain and beyond the Company’s control. Such expectations, beliefs, estimates and projections are expressed in good faith, and management believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability.
Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to: the outcome of any legal proceedings that may be brought against the Company following the Business Combination described herein; the Company’s unproven business model, limited operating history, and minimal revenue to date; the success of the inaugural 2026 Enhanced Games and subsequent events; audience, sponsor and media demand for performance-enhanced competition and related products; the availability of financing; public, medical, regulatory, and ethical scrutiny of performance-enhancement substances and telehealth practices; the evolution of applicable sports, health, and data-privacy regulations; competition from established sports organizations and entertainment providers; insurance coverage limitations and increased operating costs; dependence on key management and medical personnel; exposure to litigation, antitrust or regulatory actions; the Company’s ability to develop and expand its information technology and financial infrastructure; the Company’s intellectual property position, including the ability to maintain and protect intellectual property; the need to hire additional personnel and ability to attract and retain such personnel; the ability to recruit and retain athletes, coaches and partners; its ability to obtain additional capital and establish, grow and maintain cash flow or obtain additional and adequate financing; the effects of any future indebtedness on the Company’s liquidity and its ability to operate the business; its expectations concerning relationships with third parties and partners; the impact of laws and regulations and its ability to comply with such laws and regulations including laws and regulations relating to consumer protection, advertising, tax, data privacy, and anti-corruption; any changes in certain rules and practices of U.S. and Non-U.S. entities, including U.S.A. Swimming, U.S.A. Track & Field, U.S.A. Weightlifting, World Anti-Doping Agency, World Aquatics, World Athletics, the International Weightlifting Federation and other sport governing bodies; its expectations regarding the period during which the Company will qualify as an emerging growth company under the JOBS Act; the increased expenses associated with being a public company; and the Company’s anticipated use of its existing resources and proceeds from the transactions described herein.

There may be other risks not presently known to the Company or that the Company presently believes are not material that could also cause actual results to differ materially. Analysis and opinions contained in this Report may be based on assumptions that, if altered, can change the analysis or opinions expressed. In light of the significant uncertainties inherent in the forward-looking statements included in this Report, the inclusion of such forward-looking statements should not be regarded as a representation by the Company that the objectives and plans set forth in this Report will be achieved, and you are cautioned not to place substantial weight or undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date they are made and the Company disclaims any obligation, except as required by law, to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.
Business
The business of A Paradise prior to the Business Combination is described in the Proxy Statement/Prospectus in the section titled “Information About A Paradise” beginning on page 309, and the business of Enhanced prior to, and of the Company subsequent to, the Business Combination, is described in the Proxy Statement/Prospectus in the section titled “Information About Enhanced” beginning on page 330, which are incorporated herein by reference.
The Company’s investor relations website is located at https://investors.enhanced.com. We use our investor relations website to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, in addition to following press releases, SEC filings and public conference calls and webcasts. We also make available, free of charge, on our investor relations website under “SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. We also make available through our website other reports filed with or furnished to the SEC under the Exchange Act, including reports filed by our officers and directors under Section 16(a) of the Exchange Act. The SEC maintains a website (https://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We have included web addresses of the Company and the SEC as inactive textual references only. Except as specifically incorporated by reference into this Report, information on such websites is not part of this Report.
Risk Factors
The risk factors related to the Company’s business and operations and the Business Combination are set forth in the section titled “Risk Factors” beginning on page 120 of the Proxy Statement/Prospectus and that information is incorporated herein by reference.
Financial Information
Unaudited Condensed Financial Statements
The unaudited condensed financial statements of A Paradise as of and for the three months ended March 31, 2026, and the related notes, are included in A Paradise’s Quarterly Report on Form 10-Q filed on May 4, 2026, and are incorporated herein by reference. These unaudited condensed financial statements should be read in conjunction with the historical audited financial statements of A Paradise as of and for the years ended December 31, 2025 and 2024, and the related notes, included in the Proxy Statement/Prospectus, which are incorporated by reference herein, the section titled “A Paradise’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included therein and the section titled “A Paradise’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein.
The unaudited condensed financial statements of Enhanced as of and for the three months ended March 31, 2026 set forth in Exhibit 99.1 hereto have been prepared in accordance with U.S. generally accepted accounting principles. These unaudited condensed financial statements should be read in conjunction with the historical audited financial statements of Enhanced as of and for the years ended December 31, 2025 and 2024, and the related notes, included in the Proxy Statement/Prospectus, which are incorporated by reference herein, the section titled “Enhanced’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included therein and the section titled “Enhanced’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein.
Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information of Enhanced Group as of and for the three months ended March 31, 2026 and for the year ended December 31, 2025 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations
A Paradise’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

A Paradise’s management’s discussion and analysis of the financial condition and results of operations of A Paradise for the years ended December 31, 2025 and 2024 is included in the Proxy Statement/Prospectus in the section titled “A Paradise’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” which is incorporated herein by reference.

A Paradise’s management’s discussion and analysis of the financial condition and results of operations as of and for the three months ended March 31, 2026 is included in A Paradise’s Quarterly Report on Form 10-Q filed on May 4, 2026, which is incorporated herein by reference.

Enhanced’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

Enhanced’s management’s discussion and analysis of the financial condition and results of operations of Enhanced for the years ended December 31, 2025 and 2024 is included in the Proxy Statement/Prospectus in the section titled “Enhanced’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” which is incorporated herein by reference.

Enhanced’s management’s discussion and analysis of the financial condition and results of operations of Enhanced as of and for the three months ended March 31, 2026 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Properties
The properties of the Company are described in the section titled “Information About Enhanced—Properties” on page 350 of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to the Company regarding the beneficial ownership of Enhanced Group common stock as of the Closing Date by:
•each person who is expected to beneficially own 5.0% or more of the outstanding common stock of the Company;
•each of the Company’s named executive officers and directors; and
•all executive officers and directors of the Company as a group.

The beneficial ownership of shares of the Company’s common stock is based on (i) 122,230,453 shares of Enhanced Group Class A common stock issued and outstanding as of the Closing Date and (ii) 258,837,933 shares of Enhanced Group Class B common stock issued and outstanding as of the Closing Date, in each case, after giving effect to the Redemption and the Business Combination. Certain shares of Enhanced Group Class A common stock are subject to restrictions on transfer and release as described in the section titled “Shares Eligible For Future Sale—Lockup Arrangements” on page 400 of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.
Except as otherwise noted herein, the number and percentage of Enhanced Group common stock beneficially owned is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option, warrant or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person. Each holder of Enhanced Group Class A common stock is entitled to one (1) vote per share and each holder of Enhanced Group Class B common stock is entitled to ten (10) votes per share.

	Pre-Business Combination		Post-Business Combination
	Number of A Paradise ordinary shares	% of A Paradise ordinary shares	Enhanced Group Class A common stock	Enhanced Group Class B common stock	% of Total Enhanced Group Class A common stock	% of Voting Power(7)
Directors and Executive Officers(1)
Christian Angermayer(2)	-	-	29,904,746	258,837,933	24.4%	96.6%
Maximilian Martin	-	-	10,151,943	-	8.3%	0.4%
Aron D’Souza(3)	-	-	7,602,125	-	6.2%	0.3%
James J. Murren(4)	-	-	6,037,443	-	4.9%	0.2%
Rick Adams	-	-	306,464	-	0.3%	— %
Dirk Struycken	-	-	281,840	-	0.2%	— %
Alex Lopez(5)	-	-	142,539	-	0.1%	— %
Siddhartha Banthiya	-	-	-	-	— %	— %
Emily Tabak	-	-	-	-	— %	— %
Chris Jones	-	-	-	-	— %	— %
Dr. Juliette Han	-	-	-	-	— %	— %
Anthony D. Eisenberg	-	-	-	-	— %	— %
James Simpson	-	-	-	-	— %	— %
All executive officers and directors as a Group (10 individuals)	-	-	46,543,135	258,837,933	38.0%	97.2%

5% Holders of Enhanced Group Post-Business Combination
Christian Angermayer(2)	-	-	29,904,746	258,837,933	24.4%	96.6%
Maximilian Martin	-	-	10,151,943	-	8.3%	0.4%
Aron D’Souza(3)	-	-	7,602,125	-	6.2%	0.3%
James J. Murren(4)	-	-	6,037,443	-	4.9%	0.2%
A SPAC IV (Holdings) Corp.(6)	7,066,667	25.9%	7,116,667	-	5.8%	0.3%
__________________
(1)The business address for the directors and executive officers of Enhanced Group is 169 Madison Avenue, Suite 15101, New York, New York 10016.
(2)Shares reported in this table as beneficially owned by Christian Angermayer are held directly by Enhanced Holdings LP. Christian Angermayer is the sole voting shareholder of Apeiron, which in turn controls Enhanced Holdings GP, a Cayman Islands exempted company, which is the general partner of Enhanced Holdings LP. As a result, each of the foregoing entities and Mr. Angermayer may be deemed to share beneficial ownership over the securities held directly by Enhanced Holdings LP.
(3)Mr. D’Souza ceased providing services to Enhanced as a director and employee on September 4, 2025. The business address for Mr. D’Souza is c/o Enhanced US LLC, 169 Madison Avenue, Suite 15101, New York, New York 10016.
(4)For purposes of this table, the holdings of James J. Murren include shares held by the JM 2021 Irrevocable Trust, which is a trust for the benefit of certain immediate family members of Mr. Murren, who also serves as a trustee of such trust. As a result, James J. Murren may be deemed the beneficial owner of the shares held by such trust.
(5)Mr. Lopez ceased providing services to Enhanced on February 9, 2026.
(6)Mr. Tsang has voting and dispositive power over the securities held of record by the Sponsor. The business address of the Sponsor is 29/F, The Sun’s Group, 200 Gloucester Road, Wan Chai, Hong Kong. Includes shares of Enhanced Group Class A common stock subject to the Sponsor Equity Agreement. For further information, please see the section titled “The BCA Proposal—Related Agreements—Sponsor Equity Agreement” beginning on page 197 of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.
(7)For each person and group included in this column, the percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of Enhanced Group common stock as a single class. In respect of matters requiring a shareholder vote, each share of Enhanced Group Class A common stock is entitled to one (1) vote and each share of Enhanced Group Class B common stock is entitled to ten (10) votes.
Directors and Executive Officers
The Company’s directors and executive officers are described in the section titled “Management of Enhanced Group following the Business Combination” beginning on page 371 of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.
Directors
Pursuant to the approval of A Paradise shareholders at the extraordinary general meeting of A Paradise shareholders held on May 1, 2026 (the “Extraordinary General Meeting”), the following persons constitute the Company’s board of directors (the “Board”) effective upon the Closing: Maximilian Martin, Siddhartha Banthiya, Christian Angermayer, James J. Murren, Dr. Juliette Han, Anthony D. Eisenberg and James Simpson. Each of Claudius Tsang, Ashley Bancroft, Tracy Hui Yin Choi and Nathan Pau resigned as directors of the Company effective as of the Closing. Biographical information for these individuals is set forth in the section titled “Management of Enhanced Group following the Business Combination” beginning on page 371 of the Proxy Statement/Prospectus, which is incorporated herein by reference.
Director Independence
Because Apeiron controls more than a majority of the total voting power of the Company, the Company is a “controlled company” within the meaning of NYSE listing rules. Under NYSE listing rules, a company of which more than 50% of the voting power for the election of directors is held by an individual or a group of persons acting together is a “controlled company” and may elect not to comply with the following NYSE listing rules regarding corporate governance:
•the requirement that a majority of its board of directors consist of independent directors;
•the requirement that compensation of its executive officers be determined by a compensation committee comprised solely of independent directors; and
•the requirement that director nominees be selected, or recommended for the board’s selection, by a nominating committee comprised solely of independent directors.
Three of the Company’s seven directors are independent directors and the Company’s board of directors has an independent audit committee. However, the Company’s board of directors does not consist of a majority of independent directors, nor does the Company have a compensation committee or a nominating and corporate governance committee comprised solely of independent directors.
The Company’s board of directors has determined that James J. Murren, Dr. Juliette Han and Anthony D. Eisenberg are “independent directors,” as defined in NYSE listing standards and applicable SEC rules.

Committees of the Board of Directors
Effective as of the Closing, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating Committee”). Each of the committees reports to the Board.
Effective as of the Closing, the Board appointed Messrs. James J. Murren and Anthony D. Eisenberg and Dr. Juliette Han to serve on the Audit Committee, with Mr. James J. Murren as chair. The Board appointed Mr. James Simpson and Dr. Juliette Han to serve on the Compensation Committee, with Mr. James Simpson as chair. The Board appointed Messrs. James Simpson and Anthony D. Eisenberg to serve on the Nominating Committee, with Mr. James Simpson as chair.
Executive Officers
Effective as of the Closing, Mr. Claudius Tsang resigned as the Chairman, Chief Executive Officer and Chief Financial Officer. Effective as of the Closing, the Board appointed Mr. Martin to serve as Chief Executive Officer, Mr. Siddhartha Banthiya to serve as Chief Financial Officer, Mr. Rick Adams as Chief Sporting Officer, Mr. Chris Jones as Chief Communications Officer and Ms. Emily Tabak as Chief Legal Officer. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “Management of Enhanced Group following the Business Combination—Executive Officers” beginning on page 371 of the Proxy Statement/Prospectus, which is incorporated herein by reference.
Executive and Director Compensation
A description of the compensation of the named executive officers of Enhanced Group after the consummation of the Business Combination is set forth in the section titled “Executive Compensation” beginning on page 377 of the Proxy Statement/Prospectus, which is incorporated herein by reference.
At the Extraordinary General Meeting, A Paradise shareholders approved the Enhanced Group Founder Plan (the “Founder Plan”). A description of the Founder Plan is set forth in the section titled “Founder Plan Proposal” beginning on page 263 of the Proxy Statement/Prospectus, which is incorporated herein by reference. A copy of the full text of the Founder Plan is filed as Exhibit 10.4 hereto and is incorporated herein by reference.
At the Extraordinary General Meeting, A Paradise shareholders approved the Enhanced Group Omnibus Incentive Compensation Plan (the “Omnibus Incentive Plan”). A description of the Omnibus Incentive Plan is set forth in the section titled “Omnibus Incentive Plan Proposal” beginning on page 268 of the Proxy Statement/Prospectus, which is incorporated herein by reference. A copy of the full text of the Omnibus Incentive Plan is filed as Exhibit 10.5 hereto and is incorporated herein by reference.
At the Extraordinary General Meeting, A Paradise shareholders approved the Enhanced Group Employee Share Purchase Plan (the “ESPP”). A description of the ESPP is set forth in the section titled “ESPP Proposal” beginning on page 274 of the Proxy Statement/Prospectus, which is incorporated herein by reference. A copy of the full text of the ESPP is filed as Exhibit 10.6 hereto and is incorporated herein by reference.
Indemnification of Directors and Officers
The information set forth under “Indemnification Agreements” under Item 1.01 of this Report is incorporated herein by reference. Further information about the indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Description of Enhanced Group’s Securities—Limitations on Liability and Indemnification of Officers and Directors” beginning on page 398, which is incorporated herein by reference.

Certain Relationships and Related Transactions
Certain relationships and related party transactions of the Company are described in the section titled “Certain Relationships and Related Party Transactions” beginning on page 386 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The information set forth under Item 1.01 of this Report is incorporated herein by reference.
Legal Proceedings
Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information About Enhanced—Legal Proceedings” beginning on page 356, which is incorporated herein by reference.
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
A Paradise’s Class A ordinary shares were historically quoted on the Nasdaq Global Market (“Nasdaq”) under the symbol “APAD.” As of the Closing Date, there were approximately 429 holders of record of Enhanced Group Class A common stock. The Enhanced Group Class A common stock began trading on NYSE under the symbol “ENHA” on May 8, 2026.
Enhanced Group has not paid any cash dividends on shares of Enhanced Group Class A common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board.
Recent Sales of Unregistered Securities
Reference is made to the disclosure set forth below under Item 3.02 of this Report concerning the issuance and sale by Enhanced of certain unregistered securities, which is incorporated herein by reference.
Description of Registrant’s Securities
The description of the Company’s securities is contained in the section titled “Description of Enhanced Group’s Securities” beginning on page 395 of the Proxy Statement/Prospectus, which is incorporated herein by reference.
Financial Statements and Supplementary Data
The information set forth under Item 9.01 of this Report is incorporated herein by reference.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
The information set forth under Item 4.01 of this Report is incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 27, 2026, A Paradise provided written notice to Nasdaq of its intention to voluntarily withdraw the listing of its Class A ordinary shares, the A Paradise Rights and the A Paradise Units from Nasdaq and list the Class A common stock on NYSE following, and subject to, the completion of the Business Combination. As a result and upon the effective time of the Domestication, all of the outstanding A Paradise Units listed on Nasdaq under the symbol “APADU” separated into their component securities and, as a result, no longer trade as an independent security. The Enhanced Group Class A common stock began trading on NYSE under the symbol “ENHA” on May 8, 2026.

Item 3.02Unregistered Sales of Equity Securities
The disclosure set forth in the “Introductory Note—Private Placement Investment” above is incorporated into this Item 3.02 by reference.
Item 3.03Material Modification to Rights of Security Holders.
Immediately prior to the consummation of the Business Combination, the Company filed the Certificate of Formation with the Secretary of State of the State of Texas. The material terms of the Certificate of Formation and Enhanced Group’s by-laws (the “By-laws”) and the general effect upon the rights of holders of Enhanced Group’s common stock are discussed in the sections titled “Domestication Proposal” beginning on page 245 and “Organizational Documents Proposals” beginning on page 248 of the Proxy Statement/Prospectus, which are incorporated by reference herein.
The disclosures set forth under the “Introductory Note,” in Item 1.01 and in Item 2.01 of this Report are also incorporated herein by reference. Copies of the Certificate of Formation and the By-laws are included as Exhibit 3.1 and 3.2, respectively, to this Report and are incorporated herein by reference.
Item 4.01Changes in Registrant’s Certifying Accountant.
(a)Dismissal of Independent Registered Public Accounting Firm
On May 7, 2026, the Board, based upon the recommendation of the Audit Committee, dismissed WWC, P.C. (“WWC”), the Company’s independent registered public accounting firm prior to the Business Combination and notified WWC that it will not be engaged to audit the Company’s consolidated financial statements for the year ending December 31, 2026.
The Report of Independent Registered Public Accounting Firm on A Paradise Acquisition Corp.’s financial statements as of December 31, 2025 and 2024 and for the years then ended, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles, except that such report on the Company’s financial statements contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.
During the period from November 9, 2022 (A Paradise Acquisition Corp.’s inception) to December 31, 2025 and the subsequent interim period through March 31, 2026, there were no “disagreements or reportable events” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions with WWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of WWC, would have caused WWC to make reference thereto in its report on A Paradise Acquisition Corp.’s pre-merger financial statements for such periods.
During the period from November 9, 2022 to December 31, 2025 and the subsequent interim period through March 31, 2026, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K). The Company provided WWC a copy of the foregoing disclosures and has requested that WWC furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of WWC’s letter, dated May 8, 2026, is filed as Exhibit 16.1 to this Report.
(b)Appointment of New Independent Registered Public Accounting Firm
On May 7, 2026, the Board, based upon the recommendation of the Audit Committee, approved the engagement of BDO USA, P.C. as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2026. BDO USA, P.C. served as independent registered public accounting firm of Legacy Enhanced prior to the Business Combination.

During the fiscal years ended December 31, 2025 and 2024, and subsequent interim period through May 7, 2026, neither the Company nor anyone on the Company’s behalf consulted with BDO USA, P.C. with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that BDO USA, P.C. concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).
Item 5.01Changes in Control of Registrant.
The disclosure set forth in the “Introductory Note” and in Item 2.01 of this Report is incorporated herein by reference.
Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Officers and Directors
Upon the consummation of the Business Combination, and in accordance with the terms of the Business Combination Agreement, Claudius Tsang ceased serving in his capacity as Chief Executive Officer and Chief Financial Officer of A Paradise, and Claudius Tsang, Ashley Bancroft, Tracy Hui Yin Choi and Nathan Pau ceased serving on A Paradise’s board of directors.
Effective as of the Closing, Christian Angermayer, Maximilian Martin, James J. Murren, Siddhartha Banthiya, Dr. Juliette Han, Anthony D. Eisenberg and James Simpson were appointed as directors of the Company, to serve until the end of their respective terms and until their successors are elected and qualified. The Board appointed James J. Murren, Juliette Han and Anthony D. Eisenberg to serve on the Audit Committee, with Mr. Murren as chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. The Board appointed Mr. Simpson and Ms. Han to serve on the Compensation Committee, with Mr. Simpson as chair. The Board appointed Messrs. Simpson and Eisenberg to serve on the Nominating and Corporate Governance Committee, with Mr. Simpson as chair.
Effective as of the Closing, Mr. Claudius Tsang resigned as the Chairman, Chief Executive Officer and Chief Financial Officer. Effective as of the Closing, the Board appointed Mr. Martin to serve as Chief Executive Officer, Mr. Banthiya to serve as Chief Financial Officer, Mr. Adams to serve as Chief Sporting Officer, Mr. Jones to serve as Chief Communications Officer and Ms. Tabak to serve as Chief Legal Officer.
There are no material compensatory plans, contracts or arrangements entered into or materially amended in connection with the appointments described above, other than as described in the Proxy Statement/Prospectus and this Report.
Reference is also made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Director Election Proposal” beginning on page 259 and “Management of Enhanced Group following the Business Combination” beginning on page 371 of the Proxy Statement/Prospectus for biographical information about each of the directors and executive officers following the Business Combination, which is incorporated herein by reference.
Founder Plan
On May 7, 2026, the Founder Plan became effective. The initial aggregate number of shares of Enhanced Group Class A common stock available for issuance under the Founder Plan is 6,711,521, subject to certain adjustments set forth therein.

A description of the Founder Plan is set forth in the section titled “Founder Plan Proposal” beginning on page 263 of the Proxy Statement/Prospectus, which is incorporated herein by reference. A copy of the full text of the Founder Plan is filed as Exhibit 10.4 hereto and is incorporated herein by reference.
Omnibus Incentive Award Plan
On May 7, 2026, the Omnibus Incentive Plan became effective. The initial aggregate number of shares of Enhanced Group Class A common stock available for issuance under the Omnibus Incentive Plan is 6,711,521, subject to certain adjustments set forth therein.
A description of the Omnibus Incentive Plan is set forth in the section titled “Omnibus Incentive Plan Proposal” beginning on page 268 of the Proxy Statement/Prospectus, which is incorporated herein by reference. A copy of the full text of the Omnibus Incentive Plan is filed as Exhibit 10.5 hereto and is incorporated herein by reference.
Employee Share Purchase Plan
On May 7, 2026, the ESPP became effective. The initial aggregate number of shares of Enhanced Group Class A common stock available for issuance under the ESPP is 2,684,608, subject to certain adjustments set forth therein.
A description of the ESPP is set forth in the section titled “ESPP Proposal” beginning on page 274 of the Proxy Statement/Prospectus, which is incorporated herein by reference. A copy of the full text of the ESPP is filed as Exhibit 10.6 hereto and is incorporated herein by reference.
Item 5.03Amendments to the Articles of Incorporation or By-laws.
Immediately prior to the consummation of the Business Combination, A Paradise filed the Certificate of Formation with the Secretary of State of the State of Texas and the Company adopted the By-laws effective as of the Closing. The material terms of the Certificate of Formation and the By-laws and the general effect upon the rights of holders of A Paradise’s capital stock are discussed in the sections titled “Domestication Proposal” beginning on page 245 and “Organizational Documents Proposals” beginning on page 248 of the Proxy Statement/Prospectus, which are incorporated by reference herein.
Copies of the Certificate of Formation and the By-laws are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.
Item 5.05Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
In connection with the Business Combination, on May 7, 2026, the Board approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of the Company. A copy of the Code of Business Conduct and Ethics can be found at https://investors.enhanced.com/governance under the link “Code of Business Conduct and Ethics.” The above description of the Code of Business Conduct and Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Business Conduct and Ethics, a copy of which is filed as Exhibit 14.1 hereto and incorporated herein by reference.
Item 5.06Change in Shell Company Status.
As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the disclosure in the sections titled “The BCA Proposal” beginning on page 180 and “Domestication Proposal” beginning on page 245 of the Proxy Statement/Prospectus, which are incorporated herein by reference. Further, the information set forth in the “Introductory Note” and under Item 2.01 of this Report is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.
On May 8, 2026, the Company issued a press release announcing the consummation of the Business Combination, a copy of which is filed as Exhibit 99.4 hereto.
The foregoing Exhibit 99.4 is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.4.

Item 9.01Financial Statements and Exhibits.
(a)Financial Statements of Businesses Acquired.
The historical audited financial statements of Enhanced as of and for the fiscal years ended December 31, 2025 and 2024 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-25 and are incorporated herein by reference.
The unaudited condensed financial statements of Enhanced as of and for the three months ended March 31, 2026 and the related notes are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.
The audited financial statements of A Paradise as of December 31, 2025 and 2024 and the related notes are set forth in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference.
The unaudited condensed financial statements of A Paradise as of and for the three months ended March 31, 2026 and the related notes are included in A Paradise’s Quarterly Report on Form 10-Q filed on May 4, 2026, and are incorporated herein by reference.
(b)Pro Forma Financial Information.
The unaudited pro forma condensed combined financial information of Enhanced Group as of and for the three months ended March 31, 2026 and for the year ended December 31, 2025 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.
(d)Exhibits:

Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date
2.1*	Business Combination Agreement, dated as of November 26, 2025, by and among A Paradise Acquisition Corp., A Paradise Merger Sub I, Inc., and Enhanced Ltd.	S-4	2.1	2/12/2026
3.1	Certificate of Formation of Enhanced Group Inc.
3.2	By-Laws of Enhanced Group Inc.
10.1	Registration Rights Agreement, dated as of May 7, 2026, by and among Enhanced Group, the Sponsor, Apeiron and CCM.
10.2	Form of Transaction Support Agreement.	S-4/A	10.2	2/12/2026
10.3	Form of Enhanced Group Inc. SAFE Warrant Agreement.	S-4/A	10.3	3/19/2026
10.4	Enhanced Group Inc. Founder Plan
10.5	Enhanced Group Inc. Omnibus Incentive Plan.
10.6	Enhanced Group Inc. Employee Share Purchase Plan.

		Incorporated by Reference
Exhibit	Description	Form	Exhibit	Filing Date
10.7	Form of Indemnification and Advancement Agreement, by and among Enhanced Group Inc. and each of its directors, executive officers and certain other advisors and officers.	S-4	10.7	2/12/2026
10.8	Form of Employment Offer Letter, by and between Enhanced US LLC and certain employees.	S-4	10.8	2/12/2026
10.9+	Pool Construction Agreement, dated as of January 9, 2026, by and between Enhanced US LLC and California Commercial Pools.	S-4	10.9	2/12/2026
10.10	Form of Enhanced Ltd Consultant Award Agreement.	S-4/A	10.10	3/19/2026
10.11+	Telehealth Services Agreement, dated as of October 1, 2025, by and between Enhanced US LLC and OpenLoop Healthcare Partners, PC.	S-4/A	10.11	3/19/2026
10.12+	Professional Services Agreement, dated as of February 13, 2026, by and between Enhanced US LLC and Beluga Health, P.A.	S-4/A	10.12	3/19/2026
10.13	Form of Enhanced Performance Team Athlete Agreement.	S-4/A	10.13	3/19/2026
10.14	Working Capital Note, dated as of March 18, 2026, by and between Enhanced Ltd and Apeiron Investment Group Limited.	S-4/A	10.14	3/19/2026
10.15	Sponsor Equity Agreement, dated as of November 26, 2025, by and between Apeiron and the Sponsor.
10.16	Insider Letter Amendment, dated as of May 7, 2026, by and among the Sponsor, A Paradise and CCM.
14.1	Code of Business Conduct and Ethics of Enhanced Group Inc.
16.1	Letter from WWC to the Securities and Exchange Commission
21.1	List of Subsidiaries of Enhanced Group Inc.
99.1	Unaudited Condensed Financial Statements of Enhanced Ltd
99.2	Unaudited Pro Forma Condensed Combined Financial Information of Enhanced Group Inc.
99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Enhanced Ltd
99.4	Press Release, dated as of May 8, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)
_______________
*       Certain schedules and similar attachments to this Exhibit have been omitted in accordance with Item 601(a)(5) or (b)(2), as applicable, of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.
+       Certain confidential portions of this Exhibit were omitted pursuant to Item 601(b)(2) and (10) of Regulation S-K and by means of marking such portions with brackets [***] because the identified confidential portions (i) are not material and (ii) are the type of information the registrant treats as private or confidential. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 8, 2026

Enhanced Group Inc.

By:	/s/ Siddhartha Banthiya
Name:	Siddhartha Banthiya
Title:	Chief Financial Officer